UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2008

UNIVERSAL TECHNICAL INSTITUTE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31923	86-0226984
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20410 North 19th Avenue, Suite 200, Phoenix, Arizona	85027
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (623) 445-9500

None
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 5, 2008, Universal Technical Institute, Inc.’s Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, elected Alan E. Cabito, age 60, to fill an existing vacancy on the Board of Directors. Mr. Cabito will fill the vacancy created by the resignation of Kevin P. Knight. With the addition of Mr. Cabito, the Board will have nine members.

Mr. Cabito began his career with Toyota Motor Sales (TMS), U.S.A., Inc. in 1971. Over the course of his 36 year tenure at Toyota, Mr. Cabito served in a variety of roles including District Manager and Business Management Manager for the San Francisco region, Dealer Planning Manager, Sales Planning Manager, Market Planning and Research Manager, Import Manager, Corporate Import and Distribution Manager and most recently as Group Vice President, Sales Administration. Mr. Cabito also served as the President of AirFlite, Toyota’s fixed-base operation located at the Long Beach, California airport. Mr. Cabito retired in December 2007.

The press release issued by the Company on May 5, 2008 is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release of Universal Technical Institute, Inc., dated May 5, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL TECHNICAL INSTITUTE, INC.
Dated:	May 6, 2008	By: /s/ Chad A. Freed

Name: Chad A. Freed Title: Senior Vice President and General Counsel

Exhibit Index

Exhibit Number	Description of Exhibit
99.1	Press Release of Universal Technical Institute, Inc., dated May 5, 2008.